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                                   EXHIBIT 5.1

                 Letterhead of Jasmina Theodore Boulanger, Esq.
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                                  May 10, 2002

Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA 92660

Ladies and Gentlemen:


I am Associate General Counsel and Assistant Secretary of Conexant Systems, Inc., a Delaware corporation (the "COMPANY"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), registering under the Securities Act of 1933, as amended (the "ACT"), 2,900,000 shares of Common Stock, par value $1.00 per share, of the Company (including the associated Preferred Share Purchase Rights, the "COMMON STOCK"), which may be issued upon the exercise of an outstanding warrant. The Common Stock may be sold by a certain selling stockholder, as described in the Registration Statement.

I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that the Common Stock, when issued and paid for in accordance with the terms of the applicable warrant, will be legally issued, fully paid and non-assessable.

I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Very truly yours,



/s/ Jasmina Theodore Boulanger
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Jasmina Theodore Boulanger, Esq.
Associate General Counsel and Assistant Secretary